PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(7)
(to Prospectus dated March 3, 2022)	Registration No. 333-263264

AFFIRM HOLDINGS, INC.

22,000,000 Shares of Class A Common Stock Offered by the Selling Securityholder
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The selling securityholder of Affirm Holdings, Inc. (“Affirm,” “we,” “us” or the “Company”) listed under the heading “Selling Securityholder” may offer and resell up to 22,000,000 shares of our Class A common stock, par value $0.00001 per share (“Class A common stock”) under this prospectus supplement. The shares of Class A common stock being offered by the selling securityholder are those that may be acquired upon exercise of the Warrants (as defined below) issued to the selling securityholder pursuant to the Transaction Agreement (as defined below).
We will not receive any proceeds from the sale of the shares by the selling securityholder.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “AFRM.” On March 2, 2022, the last reported sale price for our Class A common stock on Nasdaq was $41.80 per share.
Investing in our securities involves a number of risks. See “Risk Factors” on page 8 of the accompanying prospectus, as well as the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus, before you make your investment decision.
The selling securityholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
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This prospectus supplement is dated March 3, 2022

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.
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TABLE OF CONTENTS
Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read the entire prospectus supplement, as well as the accompanying prospectus and the documents incorporated by reference that are described in the section entitled “Where You Can Find More Information” in the accompany prospectus.

Neither we nor the selling securityholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus prepared by or on behalf of us. Neither we nor the selling securityholder takes responsibility for, and neither we nor the selling securityholder provides assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholder is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus supplement is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus supplement is accurate as of any other date.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the Class A common stock by the selling securityholder.

SELLING SECURITYHOLDER
This prospectus supplement relates to the offer and sale from time to time of up to 22,000,000 shares of Class A common stock by the selling securityholder identified in the table below (the “selling securityholder”). The shares of Class A common stock being offered by the selling securityholder are those that may be acquired upon exercise of the Warrants (as defined below) issued to the selling securityholder pursuant to the Transaction Agreement, dated as of November 10, 2021 (the “Transaction Agreement”), by and among the Company, Amazon Payments, Inc. and the selling securityholder. Pursuant to the Transaction Agreement, we issued to the selling securityholder (i) a warrant (the “First Warrant”) to purchase up to an aggregate of 7,000,000 shares of Class A common stock (the “First Warrant Shares”) and (ii) a warrant (the “Second Warrant” and, together with the First Warrant, the “Warrants”) to purchase up to an aggregate of 15,000,000 shares of Class A common stock (the “Second Warrant Shares” and, together with the First Warrant Shares, the “Warrant Shares”).
The Warrant Shares vest in multiple tranches. The First Warrant vested and became exercisable with respect to 1,000,000 First Warrant Shares in connection with the execution of the Commercial Agreement (as defined below). The First Warrant vests and becomes exercisable with respect to the remaining First Warrant Shares in increments of 500,000 First Warrant Shares per calendar quarter during calendar years 2022, 2023 and 2024, subject to certain adjustments and conditions as set forth in the First Warrant. The First Warrant expires on May 9, 2025. The Second Warrant vests and becomes exercisable quarterly during its term based on the number of unique Amazon customers that use Affirm products for the first time on Amazon.com (and any additional websites determined by the Company and Amazon) during such calendar quarter, subject to certain adjustments as set forth in the Second Warrant. The Second Warrant expires on May 9, 2029. As of the date of this prospectus supplement, the selling securityholder has not exercised the Warrants.
The selling securityholder may not exercise the Warrants to the extent such exercise would cause it to beneficially own more than 4.999% of the number of shares of Class A common stock outstanding immediately after giving effect to such exercise (excluding any unvested portion of the Warrants) (the “Beneficial Ownership Limitation”). The selling securityholder may, however, waive or modify the Beneficial Ownership Limitation by providing written notice to the Company sixty-one days before such waiver or modification becomes effective (or immediately upon written notice to the Company to the extent the Company is subject to certain acquisition transactions pursuant to a tender or exchange offer). Except as described herein and as set forth under “—Commercial Relationship with the Selling Securityholder,” the selling securityholder has not had any material relationship with us within the past three years.
The information in the below table (other than the percentages of our outstanding Class A common stock beneficially owned) in respect of the selling securityholder was furnished by or on behalf of the selling securityholder and is as of January 28, 2022. In computing the number of shares of Class A common stock beneficially owned by the selling securityholder and the percentage ownership of the selling securityholder, we included outstanding shares of Class A common stock subject to the Warrants that are currently exercisable or exercisable within 60 days of January 28, 2022.
The selling securityholder is not obligated to sell any of the Class A common stock offered by this prospectus supplement. Because the selling securityholder may sell some or all of the Class A common stock owned by it that are included in this prospectus supplement, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Class A common stock, no estimate can be given as to the number of shares covered by this prospectus supplement that will be held by the selling securityholder upon termination of this offering. Therefore, for the purposes of the following table, we have assumed that the selling securityholder will sell all of the Class A common stock beneficially owned by it that are covered by this prospectus supplement, but will not sell any other Class A common stock that it may currently own.

	Class A Common Stock Beneficially Owned		Class A Common Stock Offered Hereby	Class A Common Stock Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Securityholder
Amazon.com Services LLC(2)	1,640,221(3)	0.7%	22,000,000	—	—%
(1)    As of January 28, 2022, we had 223,102,377 shares of Class A common stock outstanding.
(2)    The address for Amazon.com Services LLC is c/o Amazon.com, Inc., 410 Terry Avenue North, Seattle, Washington 98109.
(3)    This amount represents warrant shares exercisable within 60 days of January 28, 2022.

Commercial Relationship with the Selling Securityholder
On November 10, 2021 (the “Effective Date”), Affirm, Inc., a wholly owned subsidiary of the Company, entered into an Amended and Restated Installment Financing Services Agreement with the selling securityholder and Amazon Payments (the “Commercial Agreement”). Pursuant to the terms of the Commercial Agreement, Affirm, Inc. will make its closed-end installment loan products available to eligible consumers on Amazon.com, and through the Amazon Pay widget on certain third-party retailer online channels. Until January 31, 2023 (unless otherwise extended pursuant to the terms of the Commercial Agreement), Amazon has agreed not to make available on Amazon.com other closed-end installment loan products and services by certain competitors of Affirm, Inc. Installment products and services offered to customers as a feature of a credit card will not be covered under this restriction.
Pursuant to the terms of the Commercial Agreement, eligible merchants that make Affirm, Inc.’s products and services available to their consumers through the Amazon Pay widget will be charged certain fees on certain transactions, as set forth in the Commercial Agreement. The amount of such fees generally will be equal to a percentage of the amount of each transaction financed through Affirm, Inc.’s products and services through the Amazon Pay widget on a third-party merchant online channel. In addition, with respect to certain transactions on Amazon.com financed through Affirm, Inc.’s products and services, the selling securityholder will pay Affirm, Inc. a fee that will be generally equal to a percentage of the amount of each transaction financed through Affirm, Inc.’s products and services on Amazon.com plus, in certain instances, a fixed amount as set forth in the Commercial Agreement.
Subject to certain limited exceptions, until the earlier of (i) the end of the Term (as defined below) and (ii) the third anniversary of the Effective Date, Amazon is required to: (i) ensure Affirm, Inc.’s installment products and services are included at all times in the selection mechanism that determines which financing offers or payment products and services are displayed to consumers on the product detail page on Amazon.com, which may or may not select Affirm, Inc.’s installment products and services for display; and (ii) make available to each consumer with an eligible purchase amount the option to apply for or use Affirm, Inc.’s installment products and services to finance the purchase of eligible products on the payment method selection interface.
The Commercial Agreement has an initial term ending on January 31, 2025 (the “Initial Term”), and will be extended for successive one-year terms unless either party provides notice not to extend (each, an “Extension Term” and all such Extension Terms collectively with the Initial Term, the “Term”). In addition, upon the occurrence of certain early termination events, either Affirm, Inc. or the selling securityholder may terminate the Commercial Agreement immediately upon notice to the other party.

The foregoing includes only a brief description of the material terms of the Commercial Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the Commercial Agreement, which is attached as Exhibit 10.1 to the Company’s Form 8-K dated November 10, 2021.

PLAN OF DISTRIBUTION
The selling securityholder may, from time to time, sell any or all of the shares of Class A common stock beneficially owned by it and offered hereby.
The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.
The selling securityholder may effect such transactions by selling the shares of Class A common stock to or through broker-dealers. The shares of Class A common stock may be sold through broker-dealers by one or more of, or a combination of, the following:
•a block trade in which the broker-dealer so engaged will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by such broker-dealer for its account;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
•in privately negotiated transactions.
The selling securityholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus supplement.
The selling securityholder also may transfer the shares of Class A common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling securityholder may enter into derivative or hedging transactions with respect to the shares or pledge the shares to secure debts and other obligations (including obligations associated with derivatives transactions).
The selling securityholder and any broker-dealers, agents or derivatives or hedging counterparties that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers, agents or counterparties and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The selling securityholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Class A common stock. If the selling securityholder notifies us that a material arrangement has been entered into with a broker-dealer or other person deemed an “underwriter” for the sale of shares through a block trade, special offering or secondary distribution, a purchase by a broker or dealer or certain derivative or hedging transactions, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act.
There can be no assurance that the selling securityholder will sell any or all of the shares of Class A common stock registered pursuant to this prospectus supplement and the shelf registration statement of which the accompanying prospectus forms a part.
We are required to pay registration expenses relating to the registration of the shares of Class A common stock covered by this prospectus supplement, other than underwriting discounts and selling commissions. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling securityholder may be entitled to contribution. We may be indemnified by the selling securityholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling securityholder specifically for use in this prospectus supplement.
We may restrict or suspend offers and sales or other dispositions of the shares under this prospectus supplement, at any time from and after the filing date of this prospectus supplement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling securityholder will not be able to offer or sell or otherwise dispose of the shares of Class A common stock under this prospectus supplement.
Once sold under this prospectus supplement, the shares of Class A common stock will be freely tradeable in the hands of persons other than our affiliates.

Prospectus

AFFIRM HOLDINGS, INC.

Debt Securities
Class A Common Stock
Preferred Stock
Warrants
Depositary Shares
Purchase Contracts
Guarantees
Units

This prospectus relates to debt securities, shares of our Class A common stock, par value $0.00001 per share (“Class A common stock”), shares of our preferred stock, par value $0.00001 per share (“preferred stock”), warrants, depositary shares, purchase contracts, guarantees and units which we may offer and sell from time to time in one or more offerings. In addition, one or more selling securityholders named in any supplement to this prospectus may offer and sell such securities from time to time. We will not receive any of the proceeds from the sale of securities by any selling securityholder.
If required, we will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus, any applicable prospectus supplement and any applicable free writing prospectus carefully before you make your investment decision.
Investing in our securities involves a number of risks. See “Risk Factors” on page 8, as well as the other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, before you make your investment decision.
We or any selling securityholder may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the trading symbol “AFRM.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is March 3, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may sell from time to time any combination of the securities described in this prospectus. In addition, one or more selling securityholders may sell from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we or any selling securityholder may offer. Each time we or any selling securityholder offers, issues or sells securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any applicable prospectus supplement and/or free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor any selling securityholder has authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus and any applicable prospectus supplement and/or free writing prospectus prepared by or on behalf of us. Neither we nor any selling securityholder takes responsibility for, and neither we nor any selling securityholder provides assurance as to the reliability of, any other information that others may give you. Neither we nor any selling securityholder is making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Affirm,” “we,” “our” and “us” refer to Affirm Holdings, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 17, 2021;
•our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2021 and December 31, 2021, filed with the SEC on November 15, 2021 and February 14, 2022, respectively;
•our Current Reports on Form 8-K, filed with the SEC on October 20, 2021, November 10, 2021 (solely with respect to Items 1.01 and 3.02 and Exhibits 4.1, 4.2, 10.1 and 10.2 of Item 9.01), November 18, 2021, November 19, 2021, November 23, 2021, December 7, 2021, December 13, 2021 and February 10, 2022;
•our Registration Statement on Form 8-A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on January 13, 2021 (SEC File No. 001-39888), as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on September 17, 2021, together with any amendment or report filed for the purpose of updating such description; and
•the portions of our Definitive Proxy Statement on Schedule 14A for our 2021 Annual Meeting of Shareholders, filed with the SEC on October 20, 2021, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2021.
All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
Affirm Holdings, Inc.
Investor Relations
650 California Street
San Francisco, California 94108
Telephone: (415) 984-0490

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement, any applicable free writing prospectus and the documents incorporated by reference herein or therein contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements concerning the following:
•our expectations regarding our future revenue, expenses, and other operating results and key operating metrics;
•our ability to attract additional merchants and retain and grow our relationships with our existing merchant partners;
•our ability to compete successfully in a highly competitive industry;
•our ability to attract new consumers and retain and grow our relationships with our existing consumers;
•our expectations regarding product launches;
•our ability to successfully engage new originating bank partners;
•the availability of funding sources to support our business model;
•our ability to effectively price and score credit risk using our proprietary risk model;
•the performance of loans facilitated through our platform;
•the future growth rate of our revenue and related key operating metrics;
•our ability to achieve or sustain profitability in the future;
•our ability to remain in compliance with laws and regulations that currently apply or become applicable to our business;
•our ability to protect our confidential, proprietary, or sensitive information;
•past and future acquisitions, investments, and other strategic investments;
•our ability to maintain, protect, and enhance our brand and intellectual property;
•litigation, investigations, regulatory inquiries, and proceedings;
•the impact of macroeconomic conditions on our business, including the impact of the COVID-19 pandemic; and
•the size and growth rates of the markets in which we compete.
Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described under “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, we undertake no obligation to update any of these forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

THE COMPANY
Overview
Affirm, headquartered in San Francisco, California, provides consumers with a simpler, more transparent, and flexible alternative to traditional payment options. Our mission is to deliver honest financial products that improve lives. Through our next-generation commerce platform and partnerships with originating banks, we enable consumers to confidently pay for a purchase over time, with terms ranging from one to sixty months. When a consumer applies for a loan through our platform, the loan is underwritten using our proprietary risk model, and once approved, the consumer selects their preferred repayment option. The majority of loans are funded and issued by our originating bank partners.
Merchants partner with us to transform the consumer shopping experience and to acquire and convert customers more effectively through our frictionless point-of-sale payment solution. Consumers get the flexibility to buy now and make simple monthly or biweekly payments for their purchases and merchants see increased average order value, repeat purchase rate, and an overall more satisfied customer base. Unlike legacy payment options and our competitors’ product offerings, which charge deferred or compounding interest and unexpected costs, we disclose up-front to consumers exactly what they will owe — no hidden fees, no penalties.
Corporate and Other Information
We were incorporated in Delaware on June 12, 2019. Prior to our incorporation, we operated under the name Affirm, Inc., our wholly owned subsidiary, which was formed in 2012. Our principal executive offices are located at 650 California Street, San Francisco, CA 94108. Our telephone number is (415) 984-0490. Our website address is www.affirm.com. We do not incorporate the information contained on, or accessible through, our corporate website into this prospectus, and you should not consider it part of this prospectus. We have included our website address as an inactive textual reference and for convenience only, and do not intend it to be an active link to our website.
The Affirm name, our logo, and other trademarks mentioned in this prospectus are the property of Affirm. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of their respective holders.

RISK FACTORS
Investing in our securities involves various risks. You are urged to carefully read and consider the risk factors set forth or incorporated by reference in any applicable prospectus supplement and any applicable free writing prospectus and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2021 and December 31, 2021, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business.

USE OF PROCEEDS
We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES
We may issue from time to time, in one or more offerings, debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible.
We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the debt securities that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

DESCRIPTION OF CAPITAL STOCK
The following description summarizes certain important terms of our capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of the matters set forth herein, you should refer to our amended and restated certificate of incorporation, to our amended and restated bylaws, as each may be amended from time to time and filed as exhibits to our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and to the applicable provisions of Delaware law. As used in this section, unless otherwise expressly stated or the context otherwise requires, the terms “Company,” “we,” “our” and “us” refer to Affirm Holdings, Inc. and not to any of its subsidiaries.
General
Our authorized capital stock consists of 3,200,000,000 shares of capital stock, $0.00001 par value per share, of which:
•3,030,000,000 shares are designated as Class A common stock; and
•140,000,000 shares are designated as Class B common stock;
•30,000,000 shares are designated as preferred stock.
Pursuant to our amended and restated certificate of incorporation, our board of directors have the authority, without stockholder approval except as required by the listing standards of Nasdaq, to issue additional shares of our Class A common stock.
Common Stock
We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of the holders of Class A common stock and Class B common stock are identical, except with respect to voting, conversion and transfer rights.
Voting Rights
Holders of Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of Class B common stock are entitled to 15 votes for each share held on all matters submitted to a vote of stockholders. The holders of our Class A common stock and the holders of our Class B common stock generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our amended and restated certificate of incorporation. Delaware law could require either holders of our Class A common stock or holders of our Class B common stock to vote separately in the following circumstances:
•if we were to seek to amend our amended and restated certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and
•if we were to seek to amend our amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.
Our amended and restated articles of incorporation provides that stockholders are not entitled to cumulative voting for the election of directors. As a result, the holders of a majority of our voting shares can elect all of the directors then standing for election. Our amended and restated articles of incorporation provides for a classified board of directors, which is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Conversion
Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. All shares of Class B common stock will automatically convert into shares of Class A common stock upon the earliest to occur of (i) the seven-year anniversary of the closing our initial public offering (“IPO”), (ii) the date immediately following an annual meeting of our stockholders if neither Max Levchin, our Founder, Chairman and Chief Executive Officer, nor Nellie Levchin, Mr. Levchin’s spouse, is then serving as one of our officers, employees, directors or consultants, and neither Mr. Levchin or Mrs. Levchin has served in such capacities in the six months prior to such date, (iii) the date on which Mr. Levchin and Mrs. Levchin, together with their permitted transferees, cease to beneficially own in the aggregate at least 50% of the number of shares of capital stock beneficially owned by such holders in the aggregate on the closing date of our IPO, or (iv) the death or incapacity of the last to die or become incapacitated of Mr. Levchin or Mrs. Levchin, subject to extension for a total period of no longer than nine months from such incapacitation or death if approved by a majority of the independent directors then in office.
In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (i) any transfer, whether or not for value, except for certain permitted transfers, described in the paragraph that immediately follows this paragraph and further described in our amended and restated certificate of incorporation, or (ii) in the case of a stockholder who is a natural person (other than Mr. Levchin and Mrs. Levchin), the death or incapacity of such stockholder. Once converted into Class A common stock, the Class B common stock will not be reissued.
A transfer by a holder of Class B common stock to any of the persons or entities listed in clauses (A) through (F) below (each, a “Permitted Transferee”) and from any such Permitted Transferee back to such holder of Class B common stock and/or any other Permitted Transferee established by or for such holder of Class B common stock will not trigger an automatic conversion of such stock to Class A common stock: (A) to a trust for the benefit of the holder of Class B common stock or persons other than such holder of Class B common stock, so long as such holder of Class B common stock (or in the case of Mr. Levchin and Mrs. Levchin, one or both of such holders) retains sole dispositive power and voting control, provided the holder of Class B common stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (B) to a trust under the terms of which such holder of Class B common stock has retained a “qualified interest” within the meaning of §2702(b)(1) of the Internal Revenue Code (or successor provision) and/or a reversionary interest so long as the holder of Class B common stock (or in the case of Mr. Levchin and Mrs. Levchin, one or both of such holders) retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such trust; (C) to an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code (or successor provision), or a pension, profit sharing, stock bonus or other type of plan or trust of which such holder of Class B common stock (or in the case of Mr. Levchin and Mrs. Levchin, one or both of such holders) is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code (or successor provision), so long as such holder of Class B common stock (or in the case of Mr. Levchin and Mrs. Levchin, one or both of such holders) retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held in such account, plan or trust; (D) to a corporation, partnership or limited liability company in which such holder of Class B common stock directly, or indirectly through one or more Permitted Transferees, owns shares, partnership interests or membership interests, as applicable, with sufficient voting control or otherwise has legally enforceable rights, such that such holder of Class B common stock (or in the case of Mr. Levchin and Mrs. Levchin, one or both of such holders) retains sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such corporation, partnership or limited liability company; (E) to an affiliate of a holder of Class B common stock, so long as the person or entity holding sole dispositive power and exclusive voting control with respect to the shares of Class B common stock being transferred retains, directly or indirectly, sole dispositive power and exclusive voting control with respect to such shares following such transfer; and (F) in the case of Mr. Levchin or Mrs. Levchin, to Mrs. Levchin or Mr. Levchin, as applicable, or to such other holder’s Permitted Transferees, or any other entity in which the other holder has, directly or indirectly, sole dispositive power and exclusive voting control with respect to the shares of Class B common stock held by such entity.
Dividends
Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by the board of directors out of legally available funds.
Liquidation, Dissolution and Winding Up
In the event of our liquidation, dissolution, or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our preferred stock.
Rights and Preferences
Except for the conversion provisions with respect to our Class B common stock described above, holders of our common stock have no preemptive, conversion, or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may issue in the future.
Preferred Stock
Our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges, and restrictions of up to an aggregate of 30,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences, and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deterring or preventing a change of control or other corporate action.
Stockholder Registration Rights
Certain holders of shares of our common stock, including substantially all of our former redeemable convertible preferred stockholders, including certain holders of greater than five percent of our capital stock and entities affiliated with certain of our directors, are parties to an amended and restated investors’ rights agreement, dated as of September 11, 2020 (the “Investors’ Rights Agreement”), pursuant to which they are entitled to certain rights with respect to registration of the Class A common stock held by or issued upon conversion of such shares under the Securities Act (such shares, the “IRA Shares”).
In addition, under the terms of the Transaction Agreement, dated as of November 10, 2021 (the “Transaction Agreement”), by and among the Company, Amazon Payments, Inc. and the selling securityholder (together with Amazon Payments, Inc., “Amazon”), we granted Amazon Services certain registration rights with respect to the Warrant Shares (as defined below) (together with the IRA Shares, the “registrable shares”). The holders of these registrable securities possess registration rights described in additional detail below.
The registration of shares of our Class A common stock pursuant to the exercise of the registration rights described below would enable the holders to resell these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and selling commissions in a demand or piggyback registration, of the shares registered pursuant to the demand, piggyback, and Form S-3 registrations described below.
Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. With respect to the IRA Shares, the demand, piggyback, and Form S-3 registration rights described below will expire (i) five years after the consummation of the initial public offering of our Class A common stock, (ii) with respect to any particular holder, at such time that such holder can sell all its shares under Rule 144 of the Securities Act without limitation during any three-month period without registration, or (iii) upon consummation of certain liquidation transactions. With respect to the Warrant Shares, the piggyback and Form S-3 registration rights described below will expire, with respect to any particular holder, on the date on which all Warrant Shares held by such holder have been disposed, including all shares issued or issuable upon exercise of the Warrants.
Demand Registration Rights
Pursuant to the Investors’ Rights Agreement, the holders of the IRA Shares are entitled to certain demand registration rights. The holders of more than a majority of the IRA Shares then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5 million), may make a written request that we register all or a portion of their shares, subject to certain specified exceptions. In addition, we must notify all of the other holders of IRA shares of such registration and allow them to include all or a portion of their shares on the applicable registration statement, subject to customary cutbacks.
Piggyback Registration Rights
If we propose to register for offer and sale any of our securities under the Securities Act, either for our own account or for the account of other security holders that are not party to the Investors’ Rights Agreement (other than pursuant to specified exceptions) or the Transaction Agreement, as applicable, certain major holders for which Rule 144 of the Securities Act is not available, in the case of the Investors’ Rights Agreement, or Amazon, in the case of the Transaction Agreement, will be entitled to certain “piggyback” registration rights allowing them to include their registrable securities in such registration, subject to customary cutbacks and other limitations.

Form S-3 Registration Rights
Pursuant to the Investors’ Rights Agreement, the holders of the IRA Shares are entitled to certain Form S-3 registration rights. Any holder of IRA Shares can make a request that we register for offer and sale their shares on Form S-3 if we are qualified to file a registration statement on Form S-3, subject to certain specified exceptions. In addition, we must notify all of the other holders of IRA Shares of such registration and allow them to include all or a portion of their shares on the applicable registration statement. Such request for registration on Form S-3 with respect to IRA Shares must cover securities the aggregate offering price of which, after payment of the underwriting discounts and commissions, equals or exceeds $1,000,000. We will not be required to effect more than two registrations on Form S-3 with respect to IRA Shares within the 12-month period preceding the date of such request.
Pursuant to the Transaction Agreement, as a well-known seasoned issuer, we are required to file a registration statement with respect to all of the Warrant Shares in the form of an automatic shelf registration statement. This registration statement of which this prospectus is a part was filed pursuant to our obligations under the Transaction Agreement.

Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or amended and restated bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Certificate of Incorporation and Bylaws
Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
Dual Class Stock
As described above in “— Common Stock — Voting Rights,” our amended and restated certificate of incorporation provides for a dual class common stock structure, which provides our current stockholders, executives, employees, directors and their affiliates with significant influence over all matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or our assets.
Board of Directors Vacancies
Our amended and restated certificate of incorporation and amended and restated bylaws authorize only our board of directors to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of our board of directors and then gaining control of our board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
Classified Board
Our amended and restated certificate of incorporation provides that our board of directors be classified into three classes of directors. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
Stockholder Action; Special Meeting of Stockholders
Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by our stockholders. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairperson of our board of directors, our lead independent director, or, our chief executive officer, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.
Directors Removed Only for Cause
Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause.
Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least 662∕3% of the voting power of all the then outstanding shares of capital stock is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, filling vacancies on the board, special meetings of the stockholders, actions by written consent of the stockholders, and cumulative voting. The affirmative vote of holders of at least 662∕3 of the voting power of all of the then outstanding shares of capital stock is required to amend or repeal our amended and restated bylaws, although our amended and restated bylaws may be amended by a simple majority vote of our board of directors.
No Cumulative Voting
The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.
Amendment of Charter and Bylaws Provisions
Certain amendments to our amended and restated certificate of incorporation require the approval of 662∕3% of the outstanding voting power of our capital stock. Our amended and restated bylaws provide that approval of stockholders holding 662∕3% of our outstanding capital stock is required for stockholders to amend or adopt any provision of our bylaws.
Issuance of Undesignated Preferred Stock
Our board of directors has the authority, without further action by our stockholders, to issue up to 30,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.
Choice of Forum
Our amended and restated bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any of our current or former directors, officers, stockholders, employees or agents to us or our stockholders; (iii) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents arising out of or relating to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws; or (iv) any action asserting a claim against us or any of our current or former directors, officers, stockholders, employees or agents governed by the internal affairs doctrine of the State of Delaware. This provision does not apply to suits brought to enforce any duty or liability created by the Securities Act or the Exchange Act, or the rules and regulations thereunder.
Our amended and restated bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to the foregoing provision; provided, however, that stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. We recognize that the forum selection clause in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware. Additionally, the forum selection clause in our amended and restated bylaws may limit our stockholders’ ability to bring a claim in a forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders. The Court of Chancery of the State of Delaware may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.
Moreover, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our amended and restated bylaws provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of such provision is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior.
However, exculpation does not apply to any director if the director has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers appointed by our board of directors to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers, employees and agents for some liabilities. We believe that these limitations of liability, indemnification, and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, indemnification, and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment in us may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We have entered into indemnification agreements with each of our directors and executive officers pursuant to which we agreed to indemnify them to the fullest extent permitted by Delaware law.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, MA 02021.
Listing
Our Class A common stock is listed on Nasdaq under the symbol “AFRM”.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any warrants, depositary shares, purchase contracts, guarantees or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION
We or any selling securityholder may sell the securities being offered hereby in one or more of the following ways from time to time:
•through agents;
•to or through underwriters;
•in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933);
•through broker-dealers (acting as agent or principal);
•directly by us or by selling securityholders to purchasers, through a specific bidding or auction process or otherwise;
•through a combination of any such methods of sale; or
•through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we or any selling securityholder may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us or any selling securityholder to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
If required, we will identify the specific plan of distribution in a prospectus supplement, including:
•the terms of the offering;
•the names of the underwriters, dealers, agents or direct purchasers and their compensation;
•the purchase price of the securities and the net proceeds we will receive from the sale;
•any delayed delivery obligations to take the securities;
•the nature of the underwriters’ obligations to take the securities;
•any securities exchange or market on which the securities may be listed;
•the name of any selling securityholder, if applicable; and
•other facts material to the transaction.
Underwriters, dealers and agents
If we or any selling securityholder use underwriters in an offering, we or any selling securityholder will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we or any selling securityholder use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we or any selling securityholder use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we or any selling securityholder may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We or any selling securityholder will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We or any selling securityholder may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us or any selling securityholder in the ordinary course of business.
If so indicated in a prospectus supplement, we or any selling securityholder will authorize underwriters or other persons acting as our or their agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We or any selling securityholder may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
At-the-market offerings
We or any selling securityholder may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Direct sales
We or any selling securityholder may sell securities directly to one or more purchasers without using underwriters or agents.
Trading markets and listing of securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization activities
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on Nasdaq or otherwise and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Gibson, Dunn & Crutcher LLP will provide opinions regarding the validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
The consolidated financial statements of Affirm Holdings, Inc. as of and for the years then ended June 30, 2021 and 2020, incorporated by reference in this prospectus by reference to Affirm Holdings, Inc.’s annual report on Form 10-K for the year ended June 30, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Affirm Holdings, Inc. as of and for the fiscal year ended June 30, 2019, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.